Exhibit 3.1

RESTATED

ARTICLES OF INCORPORATION
OF
IRWIN FINANCIAL CORPORATION

     Irwin Financial Corporation, existing pursuant to the Indiana Business Corporation Law, desiring to give notice of corporate action effectuating the restatement of its Articles of Incorporation, sets forth the following:

     Irwin Financial Corporation (the “Corporation”) was incorporated on May 31, 1972 under the name Irwin Union Corporation. On August 21, 1990, the name was changed to Irwin Financial Corporation. The Articles of Incorporation be and the same are hereby restated and amended to read in its entirety as follows:

Article I
Name

     The name of the Corporation is Irwin Financial Corporation.

Article II
Purposes

     The purposes for which the Corporation is formed are: The transaction of any and all lawful business for which corporations may be incorporated under the Act, including by way of illustration and not of limitation, the following:

     2.01 To Act as Holding Company. To purchase or otherwise acquire, own and hold the stock of other corporations and equity interests in other business entities and to direct the operations of other corporations through the ownership of stock therein and to direct the operations of other business entities through the ownership of equity interests therein.

     2.02 Capacity to Act. To have the capacity to act possessed by natural persons, but to have authority to perform only such acts as are necessary, convenient or expedient to accomplish the purposes for which it is formed and such as are not repugnant to law.

     2.03 To Deal in Securities. To acquire, by purchase, subscription or otherwise and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any and all securities (as hereinafter defined) issued or created by any corporation, firm, organization, association or other entity, public or private, whether formed under the laws of the United States of America or any state or commonwealth thereof, or any foreign country, or by any agency, subdivision, territory, dependency, possession or municipality of any of the foregoing, and as owner thereof to possess and exercise all of the rights, powers and privileges of ownership, including the right to execute consents and vote thereon. The term “securities” as used herein shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, collateral trust certificates, pre-organization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional undivided interests in oil, gas or other mineral rights or, in general, any interests or instruments commonly known as securities or any and all certificates of interest or participation in temporary or interim certificates for, receipts for, guarantees of, or warrants or rights to subscribe to or purchase any of the foregoing.

     2.04 Investment Management. To make, establish and maintain investments in securities, funds or properties of any nature whatsoever and to manage such funds; to do any and all acts and things for the preservation, protection, improvement and enhancement of the value of such property or securities or designed to accomplish any such purposes. To make investigations as to the business affairs and property of corporations, partnerships and various forms of business enterprises and to make appraisals and valuations of all kinds and investigate and render opinions as to the advisability from a financial standpoint of creating, merging, combining or otherwise dealing in business enterprises.

     2.05 Creation of Corporations and Other Entities. To cause to be organized under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country, or of any political subdivision, territory, dependency, possession or municipality thereof, one or more corporations, firms, organizations, associations or other entities, and to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

     2.06 To Deal in Good Will. To acquire by purchase or exchange, or by transfer, or by merger or consolidation with, the Corporation of any corporation, firm, organization, association or other entity owned or controlled, directly or indirectly, by the Corporation, or otherwise to acquire the whole or any part of the business, good will, rights or other assets of any corporation, firm, organization, association or other entity and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof and to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the Corporation or by any other lawful means.

     2.07 To Engage in Lending. To make loans and give other forms of credit including, but not limited to, financing, factoring and leasing, with or without security, and to negotiate and make contracts and agreements in connection therewith and to sell and underwrite credit insurance and life, property and liability insurance, directly or through subsidiaries.

     2.08 To Aid Subsidiaries. To aid by loans, subsidy, guaranty or in any other lawful manner any corporation, firm, organization, association or other entity of which any securities (as that term is defined in section C hereof) are in any manner, directly or indirectly, held by the Corporation or in which the Corporation or any such corporation, firm, organization, association or entity may be or become otherwise interested; to guarantee the payment of dividends on any stock issued by any such corporation, firm, organization, association or entity; to guarantee or, to assume, with or without recourse against any such corporation, firm, organization, association or entity, the payment of the principal of, and/or the interest and premium, if any, on any obligations issued or incurred by such corporation, firm, organization, association or entity; to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, held, guaranteed or assumed by the Corporation, and to do any and all acts and things designed to accomplish any such purpose.

     2.09 To Provide Services. To render service, assistance, counsel and advice to and act as representative or agent in any capacity (whether managing, operating, financial, purchasing, selling, advertising or otherwise) for any corporation, firm, organization, association or other entity and to gather, compile and disseminate information, data and advice in respect to matters of a commercial, financial, statistical and business nature and to act as consultants, counselors and advisors.

     2.10 To Deal in Real Estate. To acquire by purchase, exchange, lease or otherwise, and to hold, own, improve, operate, manage, lease as lessee, let as lessor, sell, convey or mortgage, whether alone or in conjunction with others, real estate of every kind, character and description, and wherever situated, or any interest therein, including, without limiting the generality of the foregoing, the design, development, management, acquisition, and operation of commercial, mercantile and service structures and facilities of every character, recreational structures and facilities, residential properties and structures, and mobile home parks.

     2.11 To Deal in Personal Property. To acquire (by purchase, exchange, lease, hire or otherwise), hold, mortgage, pledge, hypothecate, exchange, sell, deal in and dispose of, at wholesale or retail, alone or in syndicates or otherwise in conjunction with others, commodities or other personal property of every kind, character and description and wherever situated, and any interest therein.

     2.12 To Deal in its Own Securities. To acquire (by purchase, exchange, lease, hire or otherwise), hold, sell, transfer, reissue, or cancel its own shares, or any securities or other obligations of the Corporation, in the manner and to the extent now or hereafter permitted by the laws of Indiana, except that the Corporation shall not use its funds or other assets for the purchase of its own shares if such use would cause any impairment of the capital of the Corporation, and except that its own shares beneficially owned by the Corporation shall not be voted directly or indirectly.

     2.13 To Make Contracts. To enter into, make, perform and carry out, or cancel and rescind, contracts for any lawful purposes to its business.

     2.14 To Enter into Partnerships. To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association or cooperative association with any corporation, association, partnership, individual or other entity, for the carrying on of any business, transaction, or venture, which the Corporation is authorized to carry on or any business, transaction, or venture deemed necessary, convenient or incidental to carrying out of any of the purposes of the Corporation.

     2.15 To Engage in Business Generally. To engage in any commercial, financial, mercantile, industrial, manufacturing, marine, exploration, mining, agricultural, research, licensing, servicing or agency business not prohibited by law and any, some or all of the foregoing.

     2.16 To Borrow Money. To borrow money for any business object or purpose of the Corporation from time to time without limit as to amount, to issue any kind of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the Corporation, to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the Corporation, whether at that time owned or thereafter acquired.

     2.17 To Execute Guarantees. To make any guarantee respecting stocks, dividends, securities, indebtedness, interest, contracts or other obligations.

     2.18 Stated Capital; Consideration for Shares. To determine the amount of the stated capital and increase or reduce stated capital and determine the consideration to be received for shares issued from time to time.

     2.19 Rights, Privileges and Powers. Subject to any limitations or restrictions imposed by law or by these Articles of Incorporation to have and exercise all the rights, privileges and powers specified in or permitted under the Indiana Business Corporation Law.

     2.20 General Powers. To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the attainment of any of the objects of the furtherance of any of the powers herein set forth and to do every other act and thing incidental thereto or connected therewith which is not forbidden by the laws of the State of Indiana or by the provisions of these Articles of Incorporation.

     2.21 Construction. The foregoing sections shall be construed as purposes as well as powers and the matters expressed in each section shall, unless otherwise expressly provided, be in no way limited by reference to or inference from the terms of any other section, each of such sections being regarded as creating independent purposes and powers. The enumeration shall not be construed as limiting or restricting in any manner either the meaning or general terms used in any of the sections or the scope of the general powers of the Corporation created thereby. The enumeration herein of any specific purposes or powers shall not be held to limit or restrict in any manner the exercise by the Corporation of the general powers now or hereafter conferred by the laws of the state of Indiana nor shall the expression of one thing be deemed to exclude another not expressed, whether or not it be of like nature. The titles contained herein are solely for convenience and are not to be considered in construing the various sections.

     2.22 Limiting Clause. Nothing in this article shall be construed to authorize the conduct by the Corporation, directly or indirectly, of a rural loan and savings association, credit union or a banking, railroad, insurance, surety, trust, safe deposit, mortgage guarantee or building and loan business or receiving deposits of money, bullion or foreign coins or of issuing bills, notes, or other evidences of debt or circulation as money; provided, however, that the Corporation may own, create or otherwise acquire all or part of the issued and outstanding stock of corporations lawfully engaged in any of such activities.

Article III
Period of Existence

     The period during which the Corporation shall continue is perpetual.

Article IV
Resident Agent and Principal Office

     4.1 Resident Agent. The name and address of the Resident Agent in charge of the Corporation’s principal office is John A. Nash, 500 Washington Street, Columbus, Indiana 47201.

     4.2 Principal Office. The post office address of the principal office of the Corporation is 500 Washington Street, Columbus, Indiana 47201.

Article V
Shares

     5.1 Number and Classes of Shares. The total number of shares, which the Corporation shall have the authority to issue, is 44,000,000 shares. The total authorized shares of the Corporation shall be divided into two classes: a class of up to 40,000,000 Common Shares without par value (the “Common Shares”) and a class of up to 4,000,000 Preferred Shares without par value (the “Preferred Shares”). The Common Shares and the Preferred Shares are collectively referred to herein as the “Shares.”

     5.2 Terms.

          5.21 Rights.

               5.21.1 Common Shares. All Common Shares shall have the same rights and privileges. Common Shareholders shall have no preemptive rights.

               5.21.2 Preferred Shares. The Board of Directors is expressly authorized at any time, and from time to time, by resolution, to determine and state the designations, relative rights, preferences, limitations and restrictions of any class or classes of Preferred Shares, or of any series of any class or classes thereof, and to authorize the issuance of such Preferred Shares upon compliance prior to the issuance of any such Preferred Shares with the applicable provisions of the Act.

          5.22 Dividends. Dividends or distributions may be declared and paid upon outstanding Shares at the discretion of the Board of Directors from time to time out of earned surplus or capital surplus of the Corporation. Dividends payable on the Shares of any class of Shares or series thereof may be paid to the holders of Shares of that or any other class of Shares or series thereof.

          5.23 Issuance of and Consideration for Shares. Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, which consideration may be equal to, less than or more than the par value thereof. The judgment of the Board of Directors as to (i) the value of any property or services received in full or partial payment for Shares, and (ii) as to the value of the corporate assets in the event of a Share dividend, shall be conclusive. When Shares are issued upon payment of the consideration fixed by the Board of Directors, such Shares shall be taken to be fully paid stock and shall be nonassessable.

          5.24 Partial Distributions. The Board of Directors may make distributions to Shareholders out of capital surplus from time to time to the extent permitted by law.

          5.25 Facsimile Signatures. Facsimile signatures may be used in lieu of the manual signature of an officer or director of the Corporation. In case any officer or director who has signed or whose facsimile signature has been placed upon any share certificate or other document issued by this Corporation shall have ceased to be such an officer or director before such certificate or other document is used, such certificate or other document may be issued by the Corporation with the same effect as if such person were an officer at the date of its issue.

          5.26 Transfer of Shares. Transfer of Shares shall be governed by the By-Laws of the Corporation subject to applicable law.

          5.27 Series A Convertible Preferred Shares. By Unanimous Written Consent effective as of October 8, 1999, the Board of Directors of Irwin Financial Corporation (the “Corporation”), has amended the terms of its Series A convertible Preferred Shares (the “Series A Preferred Shares”), to consist of 66,666 shares, and further as follows:

                     5.27.1 Definitions.

     “Bank” means Irwin Union Bank and Trust Company, a commercial bank chartered under the laws of the State of Indiana and a wholly-owned subsidiary of the Corporation.

     “Banking Office” means, collectively, the banking offices operated by the Bank in Monroe County, Indiana, including locations at 300 W. 6th St., Bloomington, IN 47404; 1175 College Mall Rd., Box A, Bloomington, IN 47401; and 528 S. College Ave., Box A, Bloomington, IN 47401.

     “Board” means the Board of Directors of the Corporation.

     “Common Shares” means the common shares of the Corporation.

     “Corporation” means Irwin Financial Corporation, an Indiana corporation.

     “Deposit Goal” means the goal that the average deposits at the Bank on behalf of the Banking Office for any calendar quarter equal or exceed $50,000,000, with the calculations to be made as set forth in Section 5.27.4(b)(iii) herein.

     “Person” means an individual, a partnership, a joint venture, a corporation, an association, a trust, or any other entity or organization.

     “Purchase Price” means the price per share at which the Series A Preferred Shares have been offered and sold by the

Corporation to qualified investors pursuant to a Confidential Private Placement Memorandum.

     “Series A Preferred Shares” means the Series A Convertible Preferred Shares of the Corporation.

     “Start Date” means the first day of the calendar quarter following the closing date of the offering. The Start Date is the date from which the Corporation will measure the amount of deposits at the Bank on behalf of the Banking Office for the purposes of determining conversion rights.

               5.27.2 Dividends. The holders of outstanding Series A Preferred Shares shall not be entitled to receive any dividends on the Series A Preferred Shares.

               5.27.3 Redemption.

                    (a) The outstanding Series A Preferred Shares are redeemable at the option of the Corporation, out of the assets of the Corporation legally available therefor, at any time or from time to time, in whole and not in part, at a redemption price per share of Series A Preferred Shares (the “Redemption Price”) equal to the Purchase Price; provided, however, that for a period of not less than 30 days prior to the date fixed for redemption (the “Redemption Date”), the holders of the outstanding Series A Preferred Shares shall have an option to convert each Series A Preferred Share into 1.25 Common Shares.

                    (b) Notice of any redemption of Series A Preferred Shares, specifying the date fixed for redemption, the redemption price and the place at which shareholders may obtain payment of the Redemption Price upon surrender of their certificates, and the option of the shareholders to convert their Series A Preferred Shares into Common Shares, shall be mailed to each holder of record of the shares to be redeemed, at such holder’s address of record, not less than 35, nor more than 90 days prior to the Redemption Date. Such notice shall set forth the manner in which shareholders may convert their Series A Preferred Shares into Common Shares, or to receive the Redemption Price, upon surrender of their certificates.

                    (c) Unless the Corporation defaults in the payment in full of the Redemption Price, (i) all rights of the holders of such Series A Preferred Shares as shareholders of the Corporation by reason of the ownership of such shares (including, without limitation, the right to convert the Series A Preferred Shares into Common Shares) shall cease on the Redemption Date except the right to receive the amount payable upon redemption of such shares upon presentation and surrender of the respective certificates evidencing such shares, and (ii) such shares shall be deemed not to be outstanding after the Redemption Date.

                    (d) Any Series A Preferred Shares that have been redeemed shall, after such redemption, not be reissued as Series A Preferred Shares, but shall become authorized but unissued Preferred Shares of the Corporation, and the certificates evidencing such shares shall be canceled.

                    (e) Any notice required by the provisions of this Section 5.27.3 to be given to the holders of Series A Preferred Shares shall be deemed given if deposited in the United States mail postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

               5.27.4 Conversion Rights. The Series A Preferred Shares shall be convertible into Common Shares as follows:

                    (a) No Optional Conversion. Other than pursuant to a redemption of the Series A Preferred Shares as set forth in Section 5.27.3 above, the holders of Series A Preferred Shares shall have no optional rights to convert such shares into Common Shares.

                    (b) Automatic Conversion. Each Series A Preferred Share shall be automatically converted, without any further act of the Corporation or the holders of Series A Preferred Shares, into fully paid and nonassessable Common Shares in the manner and at the times specified below:

                         (i) Second Anniversary after Start Date. If the Deposit Goal is met prior to twenty-four (24) months from the Start Date, (A) the date of the automatic conversion into Common Shares shall be twenty-seven (27) months after the Start Date, and (B) each Series A Preferred Share shall automatically be converted into 1.25 Common Shares. If the Deposit Goal has not been met prior to twenty-four (24) months from the Start Date, the Series A Preferred Shares will not be converted into Common Shares until after the third anniversary of the Start Date.

                         (ii) Third Anniversary after Start Date. If the conversion of the Series A Preferred Shares into Common Shares has not previously taken place within thirty-six (36) months after the Start Date, then, thirty-nine (39) months after the Start Date, each outstanding Series A Preferred Share shall automatically be converted into (A) 1.10 Common Shares if the Deposit Goal has been met prior to the end of thirty-six (36) months after the Start Date, and (B) 1.02 Common Shares if the Deposit Goal has not been met prior to the end of thirty-six (36) months after the Start Date.

                         (iii) Determination of Whether Deposit Goal Has Been Met. The Deposit Goal shall have been met prior to a specified date if the average deposits at the Bank on behalf of the Banking Office for any calendar quarter prior to such date equal or exceed $50,000,000. For the purposes of determining whether the Deposit Goal has been met, the Corporation will follow the following procedures:

          Deposits: For the purpose of making the Deposit Goal calculations, “deposits” means the book balances of all accounts which are insurable by the Federal Deposit Insurance Corporation (such as demand, savings, time, money market and NOW accounts and certificates of deposit), including the balances in such accounts in excess of $100,000; provided, however, that certificates of deposit in amounts of $100,000 or more shall be included in the total amount of deposits only to the extent such certificates of deposit do not exceed 10% of total deposits.

          Credit for Deposits: The specific banking office at which a deposit account is opened receives the credit for the account; provided, however, that if the Banking Office is not authorized to accept deposits or has not yet opened for business, a deposit account may be established at another banking office on behalf of the Banking Office if designated as such. The Bank’s accounting system tracks and accounts for all depository accounts on a daily basis.

          Calendar Quarter Average: After a calendar quarter has expired, the Bank will calculate the calendar quarter average of deposits for accounts designated as gathered on behalf of the Banking Office by adding the sum of the daily general ledger balance for such deposits and then dividing this sum by the number of days in the calendar quarter.

          All determinations regarding whether the Deposit Goal has been met as of any date shall be made by the Corporation. Such determinations in this regard shall be final and conclusive for all purposes.

          (c) Mechanics of Conversion. Upon the occurrence of the dates specified in Section 5.27.4(b) above, the outstanding Series A Preferred Shares shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue to any holder certificates evidencing the Common Shares issuable upon such conversion unless certificates evidencing the Series A Preferred Shares are delivered either to the Corporation or any transfer agent designated by the Corporation. Conversion shall be deemed to have been effected on the date of the occurrence of the dates specified in Section 5.27.4(b) above, as the case may be, and such date is referred to herein as the “Conversion Date.” Subject to the provisions of Section 5.27.4(b) above, as promptly as practicable thereafter (and after surrender of the certificate or certificates representing the Series A Preferred Shares to the Corporation or any transfer agent designated by the Corporation), the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full Common Shares to which such holder is entitled as provided in Section 5.27.4(b) hereof. Subject to the provisions of Section 5.27.4(b), the person in whose name the certificate or certificates for Common Shares are to be issued shall be deemed to have become a holder of record of such Common Shares on the applicable Conversion Date.

          (d) Fractional Shares. No fractional Common Shares or scrip shall be issued upon conversion of Series A Preferred Shares. In lieu of any fractional Common Shares which would otherwise be issuable upon conversion of any Series A Preferred Shares, the number of full Common Shares issuable upon conversion thereof shall be increased to the next higher number of whole shares.

          (e) Rights After Conversion Date. From and after Conversion Date (unless the Corporation defaults in issuing Common Shares in conversion for the outstanding Series A Preferred Shares on the Conversion Date), such Series A Preferred Shares shall be deemed not to be outstanding and all rights of the holders of such shares as Shareholders of the Corporation by reason of the ownership of such shares shall cease, except the right to receive Common Shares as provided in Section 5.27.4(b) herein on presentation and surrender of the respective certificates evidencing such Series A Preferred Shares. Upon presentation and surrender, on or after the Conversion Date, of any certificate evidencing Series A Preferred Shares (properly endorsed or assigned for transfer, if the Corporation shall so require), such shares shall be converted by the Corporation for Common Shares as provided in this Section 5.27.4.

          (f) Authorized, But Unissued Shares. Any Series A Preferred Shares that shall at any time have been converted into Common Shares pursuant to this Section 5.27.4 shall, after such conversion become authorized but unissued Preferred Shares of the Corporation, and the certificates evidencing such shares shall be canceled.

          (g) Reservation of Shares. The Corporation shall reserve at all times so long as any Series A Preferred Shares remain outstanding, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Shares, or both, solely for the purpose of effecting the conversion of the Series A Preferred Shares, sufficient Common Shares to provide for the conversion of all outstanding Series A Preferred Shares.

          (h) Fully Paid and Nonassessable Shares. All Common Shares or other securities which may be issued upon conversion of the Series A Preferred Shares will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which would cause a contrary result.

                    5.27.5 Conversion Ratio Adjustments. The number of Common Shares into which the Series A Preferred Shares shall be converted pursuant to Section 5.27.4 (the “Conversion Ratios”) and the securities or other property deliverable upon conversion of the Series A Preferred Shares shall be subject to adjustment from time to time as follows:

          (a) Share Subdivisions or Split-Ups. If the number of Common Shares outstanding at any time after the date of issuance of the Series A Preferred Shares is increased by a subdivision or split-up of Common Shares, then immediately after the record date fixed for the determination of holders of Common Shares entitled to receive such subdivision or split-up, as the case may be, the Conversion Ratios shall be appropriately increased so that the holder of any Series A Preferred Shares thereafter converted shall be entitled to receive the number of Common Shares of the Corporation which the holder would have owned immediately following such action had such Series A Preferred Shares been converted immediately prior thereto.

          (b) Combinations of Shares. If the number of Common Shares outstanding at any time after the date of issuance of the Series A Preferred Shares is decreased by a combination of the outstanding Common Shares, then, immediately after the effective date of such combination, the Conversion Ratios applicable thereto shall be appropriately decreased so that the holder of any Series A Preferred Shares thereafter converted shall be entitled to receive the number of Common Shares of the Corporation which the holder would have owned immediately following such action had such Series A Preferred Shares been converted immediately prior thereto.

          (c) Reorganization, Reclassification, Merger, Sale of All Assets, etc. In case of any capital reorganization of the Corporation, or of any reclassification of the Common Shares, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other Person or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other Person, or in the case of any distribution of cash or other assets or of notes or other indebtedness of the Corporation or any other securities of the Corporation (except Common Shares) to the holders of its Common Shares, each Series A Preferred Share shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution, be convertible into the number of shares or other securities or property to which the Common Shares issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution) upon conversion of such Series A Preferred Shares would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution in place of (or in addition to, in the case of any such event after which Common Shares remain outstanding) the Common Shares into which such Series A Preferred Shares would otherwise have been convertible; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interest thereafter of the holders of Series A Preferred Shares shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares or other securities or property thereafter deliverable on the conversion of the Series A Preferred Shares.

          (d) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 5.27.5 shall be made to the nearest one hundredth (1/100th) of a Common Share, as the case may be. Any provision of this Section 5.27.5 to the contrary notwithstanding, no adjustment in the Conversion Ratios shall be made if the amount of such adjustment would be less than one hundredth of a Common Share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one hundredth of a Common Share or more.

          (e) Timing of Issuance of Additional Common Shares upon Certain Adjustments. In any case in which the provisions of this Section 5.27.5 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any Series A Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares or other property issuable or deliverable upon such conversion by reason of the adjustment required by such event over and above the Common Shares or other property issuable or deliverable upon such conversion before giving effect to such adjustment; provided, however, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

          (f) Statement Regarding Adjustments. Whenever the Conversion Ratios shall be adjusted as provided in this Section 5.27.5, the Corporation shall forthwith file, at the office of any transfer agent for the Series A Preferred Shares and at the principal office of the Corporation a statement showing in detail the facts requiring such adjustment and the Conversion Ratios that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be mailed, first class postage prepaid, to each holder of Series A Preferred Shares at its address appearing on the Corporation’s records.

          (g) Cost. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Common Shares of the Corporation or other securities or property upon conversion of any Series A Preferred Shares; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of Series A Preferred Shares in respect of which such shares are being issued.

                     5.27.6 Voting. The holders of Series A Preferred Shares shall have no right or power to vote on any matter except as required by law. In any matter on which the holders of Series A Preferred Shares shall, as a matter of law, be entitled to vote, the holders shall be entitled to one ote for each Series A Preferred Share held.

               5.27.7 Liquidation Rights.

          (a) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Shares then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to equity holders, an amount per share in cash equal to the Purchase Price before any payment or distribution shall be made on the Common Shares or on any other class of capital shares of the Corporation ranking junior to the Series A Preferred Shares upon liquidation. All outstanding shares of any other series of preferred shares shall rank at parity with the Series A Preferred Shares. The consolidation or merger of the Corporation, or a sale, exchange or transfer of all or substantially all of its assets as an entirety, shall not be regarded as a “dissolution, liquidation or winding up of the Corporation” within the meaning of this Section 5.27.7(a).

          (b) After the payment to the holders of Series A Preferred Shares of the full preferential amounts fixed hereby for Series A Preferred Shares, the holders of Series A Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

          (c) If the assets of the Corporation available for distribution to the holders of Series A Preferred Shares upon dissolution, liquidation or winding up of the Corporation are insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 5.27.7(a), no distribution shall be made on account of any shares of a class or series of capital shares of the Corporation ranking on a parity with the Series A Preferred Shares, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Series A Preferred Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

                     5.27.8 Reports to Holders of Series A Preferred Shares. For so long as there shall remain outstanding any Series A Preferred Shares, the Corporation shall furnish to each holder of record of Series A Preferred Shares (i) all reports or other correspondence sent by the Corporation to holders of record of the Common Shares of the Corporation, and (ii) a quarterly report setting forth the average monthly deposits on behalf of the Banking Office.

                    5.27.9 Certain Covenants. So long as any Series A Preferred Shares are outstanding, without the prior written consent of the holders of a majority of the outstanding Series A Preferred Shares, the Corporation shall not amend, alter or repeal any provisions of this Resolution Establishing Series A Convertible Preferred Shares, or otherwise amend, alter or repeal any provision of the Articles of Incorporation of the Corporation so as to affect adversely the preferences, rights, powers or privileges of the Series A Preferred Shares.

     5.27.10 Certain Events. If any event occurs of the type contemplated but not expressly provided for by the provisions of Section 5.27.4 or Section 5.27.5 herein, then the Corporation’s Board of Directors will make an appropriate adjustment in the Conversion Ratios for the Series A Preferred Shares to protect the rights of the holders thereof.

     5.27.11 Exclusion of Other Rights. Unless otherwise required by law, the Series A Preferred Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

     5.28 Series B Convertible Preferred Shares. By Unanimous Written Consent effective as of October 8, 1999, the Board of Directors of Irwin Financial Corporation (the “Corporation”), has amended the terms of its Series B Convertible Preferred Shares (the “Series B Preferred Shares”), to consist of 66,666 shares, and further as follows:

     5.28.1 Definitions.

     “Bank” means Irwin Union Bank and Trust Company, a commercial bank chartered under the laws of the State of Indiana and a wholly-owned subsidiary of the Corporation.

     “Banking Office” means the banking office operated by the Bank at 555 W. Crosstown Parkway, Kalamazoo, Michigan 49008.

     “Board” means the Board of Directors of the Corporation.

     “Common Shares” means the common shares of the Corporation.

     “Corporation” means Irwin Financial Corporation, an Indiana corporation.

     “Deposit Goal” means the goal that the average deposits at the Bank on behalf of the Banking Office for any calendar quarter equal or exceed $25,000,000, with the calculations to be made as set forth in Section 4(b)(iii) herein.

     “Person” means an individual, a partnership, a joint venture, a corporation, an association, a trust, or any other entity or organization.

     “Purchase Price” means the price per share at which the Series B Preferred Shares have been offered and sold by the Corporation to qualified investors pursuant to a Confidential Private Placement Memorandum.

     “Series B Preferred Shares” means the Series B Convertible Preferred Shares of the Corporation.

     “Start Date” means the first day of the calendar quarter following the closing date of the offering. The Start Date is the date from which the Corporation will measure the amount of deposits at the Bank on behalf of the Banking Office for the purposes of determining conversion rights.

     5.28.2 Dividends. The holders of outstanding Series B Preferred Shares shall not be entitled to receive any dividends on the Series B Preferred Shares.

     5.28.3 Redemption.

     (a) The outstanding Series B Preferred Shares are redeemable at the option of the Corporation, out of the assets of the Corporation legally available therefor, at any time or from time to time, in whole and not in part, at a redemption price per share of Series B Preferred Shares (the “Redemption Price”) equal to the Purchase Price; provided, however, that for a period of not less than 30 days prior to the date fixed for redemption (the “Redemption Date”), the holders of the outstanding Series B Preferred Shares shall have an option to convert each Series B Preferred Share into 1.25 Common Shares.

     (b) Notice of any redemption of Series B Preferred Shares, specifying the date fixed for redemption, the redemption price and the place at which shareholders may obtain payment of the Redemption Price upon surrender of their certificates, and the option of the shareholders to convert their Series B Preferred Shares into Common Shares, shall be mailed to each holder of record of the shares to be redeemed, at such holder’s address of record, not less than 35, nor more than 90 days prior to the Redemption Date. Such notice shall set forth the manner in which shareholders may convert their Series B Preferred Shares into

Common Shares, or to receive the Redemption Price, upon surrender of their certificates.

     (c) Unless the Corporation defaults in the payment in full of the Redemption Price, (i) all rights of the holders of such Series B Preferred Shares as shareholders of the Corporation by reason of the ownership of such shares (including, without limitation, the right to convert the Series B Preferred Shares into Common Shares) shall cease on the Redemption Date except the right to receive the amount payable upon redemption of such shares upon presentation and surrender of the respective certificates evidencing such shares, and (ii) such shares shall be deemed not to be outstanding after the Redemption Date.

     (d) Any Series B Preferred Shares that have been redeemed shall, after such redemption, not be reissued as Series B Preferred Shares, but shall become authorized but unissued Preferred Shares of the Corporation, and the certificates evidencing such shares shall be canceled.

     (e) Any notice required by the provisions of this Section 5.28.3 to be given to the holders of Series B Preferred Shares shall be deemed given if deposited in the United States mail postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

     5.28.4 Conversion Rights. The Series B Preferred Shares shall be convertible into Common Shares as follows:

     (a) No Optional Conversion. Other than pursuant to a redemption of the Series B Preferred Shares as set forth in Section 5.28.3 above, the holders of Series B Preferred Shares shall have no optional rights to convert such shares into Common Shares.

     (b) Automatic Conversion. Each Series B Preferred Share shall be automatically converted, without any further act of the Corporation or the holders of Series B Preferred Shares, into fully paid and nonassessable Common Shares in the manner and at the times specified below:

     (i) Second Anniversary after Start Date. If the Deposit Goal is met prior to twenty-four (24) months from the Start Date, (A) the date of the automatic conversion into Common Shares shall be twenty-seven (27) months after the Start Date, and (B) each Series B Preferred Share shall automatically be converted into 1.25 Common Shares. If the Deposit Goal has not been met prior to twenty-four (24) months from the Start Date, the Series B Preferred Shares will not be converted into Common Shares until after the third anniversary of the Start Date.

     (ii) Third Anniversary after Start Date. If the conversion of the Series B Preferred Shares into Common Shares has not previously taken place within thirty-six (36) months after the Start Date, then, thirty-nine (39) months after the Start Date, each outstanding Series B Preferred Share shall automatically be converted into (A) 1.10 Common Shares if the Deposit Goal has been met prior to the end of thirty-six (36) months after the Start Date, and (B) 1.02 Common Shares if the Deposit Goal has not been met prior to the end of thirty-six (36) months after the Start Date.

     (iii) Determination of Whether Deposit Goal Has Been Met. The Deposit Goal shall have been met prior to a specified date if the average deposits at the Bank on behalf of the Banking Office for any calendar quarter prior to such date equal or exceed $25,000,000. For the purposes of determining whether the Deposit Goal has been met, the Corporation will follow the following procedures:

          Deposits: For the purpose of making the Deposit Goal calculations, “deposits” means the book balances of all accounts which are insurable by the Federal Deposit Insurance Corporation (such as demand, savings, time, money market and NOW accounts and certificates of deposit), including the balances in such accounts in excess of $100,000; provided, however, that certificates of deposit in amounts of $100,000 or more shall be included in the total amount of deposits only to the extent such certificates of deposit do not exceed 10% of total deposits.

          Credit for Deposits: The specific banking office at which a deposit account is opened receives the credit for the account; provided, however, that if the Banking Office is not authorized to accept deposits or has not yet opened for business, a deposit account may be established at another banking office on behalf of the Banking Office if designated as such. The Bank’s accounting system tracks and accounts for all depository accounts on a daily basis.

          Calendar Quarter Average: After a calendar quarter has expired, the Bank will calculate the calendar quarter average of deposits for accounts designated as gathered on behalf of the Banking Office by adding the sum of the daily general ledger balance for such deposits and then dividing this sum by the number of days in the calendar quarter.

     All determinations regarding whether the Deposit Goal has been met as of any date shall be made by the Corporation. Such determinations in this regard shall be final and conclusive for all purposes.

     (c) Mechanics of Conversion. Upon the occurrence of the dates specified in Section 5.28.4(b) above, the outstanding Series B Preferred Shares shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue to any holder certificates evidencing the Common Shares issuable upon such conversion unless certificates evidencing the Series B Preferred Shares are delivered either to the Corporation or any transfer agent designated by the Corporation. Conversion shall be deemed to have been effected on the date of the occurrence of the dates specified in Section 5.28.4(b) above, as the case may be, and such date is referred to herein as the “Conversion Date.” Subject to the provisions of Section 5.28.4(b) above, as promptly as practicable thereafter (and after surrender of the certificate or certificates representing the Series B Preferred Shares to the Corporation or any transfer agent designated by the Corporation), the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full Common Shares to which such holder is entitled as provided in Section 5.28.4(b) hereof. Subject to the provisions of Section 5.28.4(b), the person in whose name the certificate or certificates for Common Shares are to be issued shall be deemed to have become a holder of record of such Common Shares on the applicable Conversion Date.

     (d) Fractional Shares. No fractional Common Shares or scrip shall be issued upon conversion of Series B Preferred Shares. In lieu of any fractional Common Shares which would otherwise be issuable upon conversion of any Series B Preferred Shares, the number of full Common Shares issuable upon conversion thereof shall be increased to the next higher number of whole shares.

     (e) Rights After Conversion Date. From and after the Conversion Date (unless the Corporation defaults in issuing Common Shares in conversion for the outstanding Series B Preferred Shares on the Conversion Date), such Series B Preferred Shares shall be deemed not to be outstanding and all rights of the holders of such shares as Shareholders of the Corporation by reason of the ownership of such shares shall cease, except the right to receive Common Shares as provided in Section 5.28.4(b) herein on presentation and surrender of the respective certificates evidencing such Series B Preferred Shares. Upon presentation and surrender, on or after the Conversion Date, of any certificate evidencing Series B Preferred Shares (properly endorsed or assigned for transfer, if the Corporation shall so require), such shares shall be converted by the Corporation for Common Shares as provided in this Section 5.28.4.

     (f) Authorized, But Unissued Shares. Any Series B Preferred Shares that shall at any time have been converted into Common Shares pursuant to this Section 5.28.4 shall, after such conversion become authorized but unissued Preferred Shares of the Corporation, and the certificates evidencing such shares shall be canceled.

     (g) Reservation of Shares. The Corporation shall reserve at all times so long as any Series B Preferred Shares remain outstanding, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Shares, or both, solely for the purpose of effecting the conversion of the Series B Preferred Shares, sufficient Common Shares to provide for the conversion of all outstanding Series B Preferred Shares.

     (h) Fully Paid and Nonassessable Shares. All Common Shares or other securities which may be issued upon conversion of the Series B Preferred Shares will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which would cause a contrary result.

     5.28.5 Conversion Ratio Adjustments. The number of Common Shares into which the Series B Preferred Shares shall be converted pursuant to Section 5.28.4 (the “Conversion Ratios”) and the securities or other property deliverable upon conversion of the Series B Preferred Shares shall be subject to adjustment from time to time as follows:

     (a) Share Subdivisions or Split-Ups. If the number of Common Shares outstanding at any time after the date of issuance of the Series B Preferred Shares is increased by a subdivision or split-up of Common Shares, then immediately after the record date fixed for the determination of holders of Common Shares entitled to receive such subdivision or split-up, as the case may be, the Conversion Ratios shall be appropriately increased so that the holder of any Series B Preferred Shares thereafter converted shall be entitled to receive the number of Common Shares of the Corporation which the holder would have owned immediately following such action had such Series B Preferred Shares been converted immediately prior thereto.

     (b) Combinations of Shares. If the number of Common Shares outstanding at any time after the date of issuance of the Series B Preferred Shares is decreased by a combination of the outstanding Common Shares, then, immediately after the effective date of such combination, the Conversion Ratios applicable thereto shall be appropriately decreased so that the holder of any Series B Preferred Shares thereafter converted shall be entitled to receive the number of Common Shares of the Corporation which the holder would have owned immediately following such action had such Series B Preferred Shares been converted immediately prior thereto.

     (c) Reorganization, Reclassification, Merger, Sale of All Assets, etc. In case of any capital reorganization of the Corporation, or of any reclassification of the Common Shares, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other Person or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other Person, or in the case of any distribution of cash or other assets or of notes or other indebtedness of the Corporation or any other securities of the Corporation (except Common Shares) to the holders of its Common Shares, each Series B Preferred Share shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution, be convertible into the number of shares or other securities or property to which the Common Shares issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution) upon conversion of such Series B Preferred Shares would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution in place of (or in addition to, in the case of any such event after which Common Shares remain outstanding) the Common Shares into which such Series B Preferred Shares would otherwise have been convertible; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interest thereafter of the holders of Series B Preferred Shares shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares or other securities or property thereafter deliverable on the conversion of the Series B Preferred Shares.

     (d) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 5.28.5 shall be made to the nearest one hundredth (1/100th) of a Common Share, as the case may be. Any provision of this Section 5.28.5 to the contrary notwithstanding, no adjustment in the Conversion Ratios shall be made if the amount of such adjustment would be less than one hundredth of a Common Share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one hundredth of a Common Share or more.

     (e) Timing of Issuance of Additional Common Shares upon Certain Adjustments. In any case in which the provisions of this Section 5.28.5 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any Series B Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares or other property issuable or deliverable upon such conversion by reason of the adjustment required by such event over and above the Common Shares or other property issuable or deliverable upon such conversion before giving effect to such adjustment; provided, however, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

     (f) Statement Regarding Adjustments. Whenever the Conversion Ratios shall be adjusted as provided in this Section 5.28.5, the Corporation shall forthwith file, at the office of any transfer agent for the Series B Preferred Shares and at the principal office of the Corporation a statement showing in detail the facts requiring such adjustment and the Conversion Ratios that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be mailed, first class postage prepaid, to each holder of Series B Preferred Shares at its address appearing on the Corporation’s records.

     (g) Cost. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Common Shares of the Corporation or other securities or property upon conversion of any Series B Preferred Shares; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of Series B Preferred Shares in respect of which such shares are being issued.

     5.28.6 Voting. The holders of Series B Preferred Shares shall have no right or power to vote on any matter except as required by law. In any matter on which the holders of Series B Preferred Shares shall, as a matter of law, be entitled to vote, the holders shall be entitled to one vote for each Series B Preferred Share held.

     5.28.7 Liquidation Rights.

     (a) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Shares then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to equity holders, an amount per share in cash equal to the Purchase Price before any payment or distribution shall be made on the Common Shares or on any other class of capital shares of the Corporation ranking junior to the Series B Preferred Shares upon liquidation. All outstanding shares of any other series of preferred shares shall rank at parity with the Series B Preferred Shares. The consolidation or merger of the Corporation, or a sale, exchange or transfer of all or substantially all of its assets as an entirety, shall not be regarded as a “dissolution, liquidation or winding up of the Corporation” within the meaning of this Section 5.28.7(a).

     (b) After the payment to the holders of Series B Preferred Shares of the full preferential amounts fixed hereby for Series B Preferred Shares, the holders of Series B Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

     (c) If the assets of the Corporation available for distribution to the holders of Series B Preferred Shares upon dissolution, liquidation or winding up of the Corporation are insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 5.28.7(a), no distribution shall be made on account of any shares of a class or series of capital shares of the Corporation ranking on a parity with the Series B Preferred Shares, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Series B Preferred Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     5.28.8 Reports to Holders of Series B Preferred Shares. For so long as there shall remain outstanding any Series B Preferred Shares, the Corporation shall furnish to each holder of record of Series B Preferred Shares (i) all reports or other correspondence sent by the Corporation to holders of record of the Common Shares of the Corporation, and (ii) a quarterly report setting forth the average monthly deposits on behalf of the

Banking Office.

     5.28.9 Certain Covenants. So long as any Series B Preferred Shares are outstanding, without the prior written consent of the holders of a majority of the outstanding Series B Preferred Shares, the Corporation shall not amend, alter or repeal any provisions of this Resolution Establishing Series B Convertible Preferred Shares, or otherwise amend, alter or repeal any provision of the Articles of Incorporation of the Corporation so as to affect adversely the preferences, rights, powers or privileges of the Series B Preferred Shares.

     5.28.10 Certain Events. If any event occurs of the type contemplated but not expressly provided for by the provisions of Section 5.28.4 or Section 5.28.5 herein, then the Corporation’s Board of Directors will make an appropriate adjustment in the Conversion Ratios for the Series B Preferred Shares to protect the rights of the holders thereof.

     5.28.11 Exclusion of Other Rights. Unless otherwise required by law, the Series B Preferred Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

     5.29 Series C Convertible Preferred Shares. By Unanimous Written Consent effective as of October 8, 1999, the Board of Directors of Irwin Financial Corporation (the “Corporation”), has approved and adopted the terms of Series C Convertible Preferred Shares (the “Series C Preferred Shares”), to consist of 133,332 shares, as follows:

     5.29.1 Definitions.

     “Bank” means Irwin Union Bank and Trust Company, a commercial bank chartered under the laws of the State of Indiana and a wholly-owned subsidiary of the Corporation.

     “Banking Office” means, collectively, the banking offices operated by the Bank in Hamilton County, Indiana, and Marion County, Indiana, including locations at 11611 N. Meridian St., Suite 100, Carmel, Indiana 46032 and 300 N. Meridian St., Suite 1200, Indianapolis, Indiana 46204.

     “Board” means the Board of Directors of the Corporation.

     “Common Shares” means the common shares of the Corporation.

     “Corporation” means Irwin Financial Corporation, an Indiana corporation.

     “Deposit Goal” means the goal that the average deposits at the Bank on behalf of the Banking Office for any calendar quarter equal or exceed $50,000,000, with the calculations to be made as set forth in Section 5.29.4(b)(iii) herein.

     “Person” means an individual, a partnership, a joint venture, a corporation, an association, a trust, or any other entity or organization.

     “Purchase Price” means the price per share at which the Series C Preferred Shares have been offered and sold by the Corporation to qualified investors pursuant to a Confidential Private Placement Memorandum.

     “Series C Preferred Shares” means the Series C Convertible Preferred Shares of the Corporation.

     “Start Date” means the first day of the calendar quarter following the closing date of the offering. The Start Date is the date from which the Corporation will measure the amount of deposits at the Bank on behalf of the Banking Office for the purposes of determining conversion rights.

     5.29.2 Dividends. The holders of outstanding Series C Preferred Shares shall not be entitled to receive any dividends on the Series C Preferred Shares.

     5.29.3 Redemption.

     (a) The outstanding Series C Preferred Shares are redeemable at the option of the Corporation, out of the assets of the Corporation legally available therefor, at any time or from time to time, in whole and not in part, at a redemption price per share of Series C Preferred Shares (the “Redemption Price”) equal to the Purchase Price; provided, however, that for a period of not less than 30 days prior to the date fixed for redemption (the “Redemption Date”), the holders of the outstanding Series C

Preferred Shares shall have an option to convert each Series C Preferred Share into 1.25 Common Shares.

     (b) Notice of any redemption of Series C Preferred Shares, specifying the date fixed for redemption, the redemption price and the place at which shareholders may obtain payment of the Redemption Price upon surrender of their certificates, and the option of the shareholders to convert their Series C Preferred Shares into Common Shares, shall be mailed to each holder of record of the shares to be redeemed, at such holder’s address of record, not less than 35, nor more than 90 days prior to the Redemption Date. Such notice shall set forth the manner in which shareholders may convert their Series C Preferred Shares into Common Shares, or to receive the Redemption Price, upon surrender of their certificates.

     (c) Unless the Corporation defaults in the payment in full of the Redemption Price, (i) all rights of the holders of such Series C Preferred Shares as shareholders of the Corporation by reason of the ownership of such shares (including, without limitation, the right to convert the Series C Preferred Shares into Common Shares) shall cease on the Redemption Date except the right to receive the amount payable upon redemption of such shares upon presentation and surrender of the respective certificates evidencing such shares, and (ii) such shares shall be deemed not to be outstanding after the Redemption Date.

     (d) Any Series C Preferred Shares that have been redeemed shall, after such redemption, not be reissued as Series C Preferred Shares, but shall become authorized but unissued Preferred Shares of the Corporation, and the certificates evidencing such shares shall be canceled.

     (e) Any notice required by the provisions of this Section 5.29.3 to be given to the holders of Series C Preferred Shares shall be deemed given if deposited in the United States mail postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

     5.29.4 Conversion Rights. The Series C Preferred Shares shall be convertible into Common Shares as follows:

     (a) No Optional Conversion. Other than pursuant to a redemption of the Series C Preferred Shares as set forth in Section 5.29.3 above, the holders of Series C Preferred Shares shall have no optional rights to convert such shares into Common Shares.

     (b) Automatic Conversion. Each Series C Preferred Share shall be automatically converted, without any further act of the Corporation or the holders of Series C Preferred Shares, into fully paid and nonassessable Common Shares in the manner and at the times specified below:

     (i) Second Anniversary after Start Date. If the Deposit Goal is met prior to twenty-four (24) months from the Start Date, (A) the date of the automatic conversion into Common Shares shall be twenty-seven (27) months after the Start Date, and (B) each Series C Preferred Share shall automatically be converted into 1.25 Common Shares. If the Deposit Goal has not been met prior to twenty-four (24) months from the Start Date, the Series C Preferred Shares will not be converted into Common Shares until after the third anniversary of the Start Date.

     (ii) Third Anniversary after Start Date. If the conversion of the Series C Preferred Shares into Common Shares has not previously taken place within thirty-six (36) months after the Start Date, then, thirty-nine (39) months after the Start Date, each outstanding Series C Preferred Share shall automatically be converted into (A) 1.10 Common Shares if the Deposit Goal has been met prior to the end of thirty-six (36) months after the Start Date, and (B) 1.02 Common Shares if the Deposit Goal has not been met prior to the end of thirty-six (36) months after the Start Date.

     (iii) Determination of Whether Deposit Goal Has Been Met. The Deposit Goal shall have been met prior to a specified date if the average deposits at the Bank on behalf of the Banking Office for any calendar quarter prior to such date equal or exceed $50,000,000. For the purposes of determining whether the Deposit Goal has been met, the Corporation will follow the following procedures:

     Deposits: For the purpose of making the Deposit Goal calculations, “deposits” means the book balances of all accounts which are insurable by the Federal Deposit Insurance Corporation (such as demand, savings, time, money market and NOW accounts and certificates of deposit), including the balances in such accounts in excess of $100,000; provided, however, that certificates of deposit in amounts of $100,000 or more shall be included in the total amount of deposits only to the extent such certificates of deposit do not exceed 10% of total deposits.

     Credit for Deposits: The specific banking office at which a deposit account is opened receives the credit for the account; provided, however, that if the Banking Office is not authorized to accept deposits or has not yet opened for business, a deposit account may be established at another banking office on behalf of the Banking Office if designated as such. The Bank’s accounting system tracks and accounts for all depository accounts on a daily basis.

     Calendar Quarter Average: After a calendar quarter has expired, the Bank will calculate the calendar quarter average of deposits for accounts designated as gathered on behalf of the Banking Office by adding the sum of the daily general ledger balance for such deposits and then dividing this sum by the number of days in the calendar quarter.

     All determinations regarding whether the Deposit Goal has been met as of any date shall be made by the Corporation. Such determinations in this regard shall be final and conclusive for all purposes.

     (c) Mechanics of Conversion. Upon the occurrence of the dates specified in Section 5.29.4(b) above, the outstanding Series C Preferred Shares shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue to any holder certificates evidencing the Common Shares issuable upon such conversion unless certificates evidencing the Series C Preferred Shares are delivered either to the Corporation or any transfer agent designated by the Corporation. Conversion shall be deemed to have been effected on the date of the occurrence of the dates specified in Section 5.29.4(b) above, as the case may be, and such date is referred to herein as the “Conversion Date.” Subject to the provisions of Section 5.29.4(b) above, as promptly as practicable thereafter (and after surrender of the certificate or certificates representing the Series C Preferred Shares to the Corporation or any transfer agent designated by the Corporation), the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full Common Shares to which such holder is entitled as provided in Section 5.29.4(b) hereof. Subject to the provisions of Section 5.29.4(b), the person in whose name the certificate or certificates for Common Shares are to be issued shall be deemed to have become a holder of record of such Common Shares on the applicable Conversion Date.

     (d) Fractional Shares. No fractional Common Shares or scrip shall be issued upon conversion of Series C Preferred Shares. In lieu of any fractional Common Shares which would otherwise be issuable upon conversion of any Series C Preferred Shares, the number of full Common Shares issuable upon conversion thereof shall be increased to the next higher number of whole shares.

     (e) Rights After Conversion Date. From and after the Conversion Date (unless the Corporation defaults in issuing Common Shares in conversion for the outstanding Series C Preferred Shares on the Conversion Date), such Series C Preferred Shares shall be deemed not to be outstanding and all rights of the holders of such shares as Shareholders of the Corporation by reason of the ownership of such shares shall cease, except the right to receive Common Shares as provided in Section 5.29.4(b) herein on presentation and surrender of the respective certificates evidencing such Series C Preferred Shares. Upon presentation and surrender, on or after the Conversion Date, of any certificate evidencing Series C Preferred Shares (properly endorsed or assigned for transfer, if the Corporation shall so require), such shares shall be converted by the Corporation for Common Shares as provided in this Section 5.29.4.

     (f) Authorized, But Unissued Shares. Any Series C Preferred Shares that shall at any time have been converted into Common Shares pursuant to this Section 5.29.4 shall, after such conversion become authorized but unissued Preferred Shares of the Corporation, and the certificates evidencing such shares shall be canceled.

     (g) Reservation of Shares. The Corporation shall reserve at all times so long as any Series C Preferred Shares remain outstanding, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Shares, or both, solely for the purpose of effecting the conversion of the Series C Preferred Shares, sufficient Common Shares to provide for the conversion of all outstanding Series C Preferred Shares.

     (h) Fully Paid and Nonassessable Shares. All Common Shares or other securities which may be issued upon conversion of the Series C Preferred Shares will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which would cause a contrary result.

     5.29.5 Conversion Ratio Adjustments. The number of Common Shares into which the Series C Preferred Shares shall be converted pursuant to Section 5.29.4 (the “Conversion Ratios”) and the securities or other property deliverable upon conversion of the Series C Preferred Shares shall be subject to adjustment from time to time as follows:

     (a) Share Subdivisions or Split-Ups. If the number of Common Shares outstanding at any time after the date of issuance of the Series C Preferred Shares is increased by a subdivision or split-up of Common Shares, then immediately after the record date fixed for the determination of holders of Common Shares entitled to receive such subdivision or split-up, as the case may be, the Conversion Ratios shall be appropriately increased so that the holder of any Series C Preferred Shares thereafter converted shall be entitled to receive the number of Common Shares of the Corporation which the holder would have owned immediately following such action had such Series C Preferred Shares been converted immediately prior thereto.

     (b) Combinations of Shares. If the number of Common Shares outstanding at any time after the date of issuance of the

Series C Preferred Shares is decreased by a combination of the outstanding Common Shares, then, immediately after the effective date of such combination, the Conversion Ratios applicable thereto shall be appropriately decreased so that the holder of any Series C Preferred Shares thereafter converted shall be entitled to receive the number of Common Shares of the Corporation which the holder would have owned immediately following such action had such Series C Preferred Shares been converted immediately prior thereto.

     (c) Reorganization, Reclassification, Merger, Sale of All Assets, etc. In case of any capital reorganization of the Corporation, or of any reclassification of the Common Shares, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other Person or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other Person, or in the case of any distribution of cash or other assets or of notes or other indebtedness of the Corporation or any other securities of the Corporation (except Common Shares) to the holders of its Common Shares, each Series C Preferred Share shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution, be convertible into the number of shares or other securities or property to which the Common Shares issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution) upon conversion of such Series C Preferred Shares would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution in place of (or in addition to, in the case of any such event after which Common Shares remain outstanding) the Common Shares into which such Series C Preferred Shares would otherwise have been convertible; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interest thereafter of the holders of Series C Preferred Shares shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares or other securities or property thereafter deliverable on the conversion of the Series C Preferred Shares.

     (d) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 5.29.5 shall be made to the nearest one hundredth (1/100th) of a Common Share, as the case may be.

Any provision of this Section 5.29.5 to the contrary notwithstanding, no adjustment in the Conversion Ratios shall be made if the amount of such adjustment would be less than one hundredth of a Common Share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one hundredth of a Common Share or more.

     (e) Timing of Issuance of Additional Common Shares upon Certain Adjustments. In any case in which the provisions of this Section 5.29.5 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any Series C Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares or other property issuable or deliverable upon such conversion by reason of the adjustment required by such event over and above the Common Shares or other property issuable or deliverable upon such conversion before giving effect to such adjustment; provided, however, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

     (f) Statement Regarding Adjustments. Whenever the Conversion Ratios shall be adjusted as provided in this Section 5.29.5, the Corporation shall forthwith file, at the office of any transfer agent for the Series C Preferred Shares and at the principal office of the Corporation a statement showing in detail the facts requiring such adjustment and the Conversion Ratios that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be mailed, first class postage prepaid, to each holder of Series C Preferred Shares at its address appearing on the Corporation’s records.

     (g) Cost. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Common Shares of the Corporation or other securities or property upon conversion of any Series C Preferred Shares; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of Series C Preferred Shares in respect of which such shares are being issued.

     5.29.6 Voting. The holders of Series C Preferred Shares shall have no right or power to vote on any matter except as required by law. In any matter on which the holders of Series C Preferred Shares shall, as a matter of law, be entitled to vote, the holders shall be entitled to one vote for each Series C Preferred Share held.

     5.29.7 Liquidation Rights.

     (a) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred Shares then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to equity holders, an amount per share in cash equal to the Purchase Price before any payment or distribution shall be made on the Common Shares or on any other class of capital shares of the Corporation ranking junior to the Series C Preferred Shares upon liquidation. All outstanding shares of any other series of preferred shares shall rank at parity with the Series C Preferred Shares. The consolidation or merger of the Corporation, or a sale, exchange or transfer of all or substantially all of its assets as an entirety, shall not be regarded as a “dissolution, liquidation or winding up of the Corporation” within the meaning of this Section 5.29.7(a).

     (b) After the payment to the holders of Series C Preferred Shares of the full preferential amounts fixed hereby for Series C Preferred Shares, the holders of Series C Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

     (c) If the assets of the Corporation available for distribution to the holders of Series C Preferred Shares upon dissolution, liquidation or winding up of the Corporation are insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 5.29.7(a), no distribution shall be made on account of any shares of a class or series of capital shares of the Corporation ranking on a parity with the Series C Preferred Shares, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Series C Preferred Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     5.29.8 Reports to Holders of Series C Preferred Shares. For so long as there shall remain outstanding any Series C Preferred Shares, the Corporation shall furnish to each holder of record of Series C Preferred Shares (i) all reports or other correspondence sent by the Corporation to holders of record of the Common Shares of the Corporation, and (ii) a quarterly report setting forth the average monthly deposits on behalf of the Banking Office.

     5.29.9 Certain Covenants. So long as any Series C Preferred Shares are outstanding, without the prior written consent of the holders of a majority of the outstanding Series C Preferred Shares, the Corporation shall not amend, alter or repeal any provisions of this resolution establishing Series C Convertible Preferred Shares, or otherwise amend, alter or repeal any provision of the Articles of Incorporation of the Corporation so as to affect adversely the preferences, rights, powers or privileges of the Series C Preferred Shares.

     5.29.10 Certain Events. If any event occurs of the type contemplated but not expressly provided for by the provisions of Section 5.29.4 or Section 5.29.5 herein, then the Corporation’s Board of Directors will make an appropriate adjustment in the Conversion Ratios for the Series C Preferred Shares to protect the rights of the holders thereof.

     5.29.11 Exclusion of Other Rights. Unless otherwise required by law, the Series C Preferred Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

     5.30 Series D Convertible Preferred Shares. By Resolution effective as of December 16, 1999, the Board of Directors of Irwin Financial Corporation (the “Corporation”), has approved and adopted the terms of Series D Convertible Preferred Shares (the “Series D Preferred Shares”), to consist of 66,666 shares, as follows:

     5.30.1 Definitions.

     “Bank” means Irwin Union Bank and Trust Company, a commercial bank chartered under the laws of the State of Indiana and a wholly-owned subsidiary of the Corporation.

     “Banking Office” means, collectively, the banking offices operated by the Bank at 0-185 44th Street, Grandville, Michigan 49418.

     “Board” means the Board of Directors of the Corporation.

     “Common Shares” means the common shares of the Corporation.

     “Corporation” means Irwin Financial Corporation, an Indiana corporation.

     “Deposit Goal” means the goal that the average deposits at the Bank on behalf of the Banking Office for any calendar quarter equal or exceed $25,000,000, with the calculations to be made as set forth in Section 5.30.4(b)(iii) herein.

     “Person” means an individual, a partnership, a joint venture, a corporation, an association, a trust, or any other entity or organization.

     “Purchase Price” means the price per share at which the Series D Preferred Shares have been offered and sold by the Corporation to qualified investors pursuant to a Confidential Private Placement Memorandum.

     “Series D Preferred Shares” means the Series D Convertible Preferred Shares of the Corporation.

     “Start Date” means the first day of the calendar quarter following the closing date of the offering. The Start Date is the date from which the Corporation will measure the amount of deposits at the Bank on behalf of the Banking Office for the purposes of determining conversion rights.

     5.30.2 Dividends. The holders of outstanding Series D Preferred Shares shall not be entitled to receive any dividends on the Series D Preferred Shares.

     5.30.3 Redemption.

     (a) The outstanding Series D Preferred Shares are redeemable at the option of the Corporation, out of the assets of the Corporation legally available therefor, at any time or from time to time, in whole and not in part, at a redemption price per share of Series D Preferred Shares (the “Redemption Price”) equal to the Purchase Price; provided, however, that for a period of not less than 30 days prior to the date fixed for redemption (the “Redemption Date”), the holders of the outstanding Series D Preferred Shares shall have an option to convert each Series D Preferred Share into 1.25 Common Shares.

     (b) Notice of any redemption of Series D Preferred Shares, specifying the date fixed for redemption, the redemption price and the place at which shareholders may obtain payment of the Redemption Price upon surrender of their certificates, and the option of the shareholders to convert their Series D Preferred Shares into Common Shares, shall be mailed to each holder of record of the shares to be redeemed, at such holder’s address of record, not less than 35, nor more than 90 days prior to the Redemption Date. Such notice shall set forth the manner in which shareholders may convert their Series D Preferred Shares into Common Shares, or to receive the Redemption Price, upon surrender of their certificates.

     (c) Unless the Corporation defaults in the payment in full of the Redemption Price, (i) all rights of the holders of such Series D Preferred Shares as shareholders of the Corporation by reason of the ownership of such shares (including, without limitation, the right to convert the Series D Preferred Shares into Common Shares) shall cease on the Redemption Date except the right to receive the amount payable upon redemption of such shares upon presentation and surrender of the respective certificates evidencing such shares, and (ii) such shares shall be deemed not to be outstanding after the Redemption Date.

     (d) Any Series D Preferred Shares that have been redeemed shall, after such redemption, not be reissued as Series D Preferred Shares, but shall become authorized but unissued Preferred Shares of the Corporation, and the certificates evidencing such shares shall be canceled.

     (e) Any notice required by the provisions of this Section 5.30.3 to be given to the holders of Series D Preferred Shares shall be deemed given if deposited in the United States mail postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

     5.30.4 Conversion Rights. The Series D Preferred Shares shall be convertible into Common Shares as follows:

     (a) No Optional Conversion. Other than pursuant to a redemption of the Series D Preferred Shares as set forth in Section 3 above, the holders of Series D Preferred Shares shall have no optional rights to convert such shares into Common Shares.

     (b) Automatic Conversion. Each Series D Preferred Share shall be automatically converted, without any further act of the Corporation or the holders of Series D Preferred Shares, into fully paid and nonassessable Common Shares in the manner and at the times specified below:

     (i) Second Anniversary after Start Date. If the Deposit Goal is met prior to twenty-four (24) months from the Start Date, (A) the date of the automatic conversion into Common Shares shall be twenty-seven (27) months after the Start Date, and (B) each Series D Preferred Share shall automatically be converted into 1.25 Common Shares. If the Deposit Goal has not been met prior to twenty-four (24) months from the Start Date, the Series D Preferred Shares will not be converted into Common Shares until after the third anniversary of the Start Date.

     (ii) Third Anniversary after Start Date. If the conversion of the Series D Preferred Shares into Common Shares has not previously taken place within thirty-six (36) months after the Start Date, then, thirty-nine (39) months after the Start Date, each outstanding Series D Preferred Share shall automatically be converted into (A) 1.10 Common Shares if the Deposit Goal has been met prior to the end of thirty-six (36) months after the Start Date, and (B) 1.02 Common Shares if the Deposit Goal has not been met prior to the end of thirty-six (36) months after the Start

Date.

     (iii) Determination of Whether Deposit Goal Has Been Met. The Deposit Goal shall have been met prior to a specified date if the average deposits at the Bank on behalf of the Banking Office for any calendar quarter prior to such date equal or exceed $25,000,000. For the purposes of determining whether the Deposit Goal has been met, the Corporation will follow the following procedures:

     Deposits: For the purpose of making the Deposit Goal calculations, “deposits” means the book balances of all accounts which are insurable by the Federal Deposit Insurance Corporation (such as demand, savings, time, money market and NOW accounts and certificates of deposit), including the balances in such accounts in excess of $100,000; provided, however, that certificates of deposit in amounts of $100,000 or more shall be included in the total amount of deposits only to the extent such certificates of deposit do not exceed 10% of total deposits.

     Credit for Deposits: The specific banking office at which a deposit account is opened receives the credit for the account; provided, however, that if the Banking Office is not authorized to accept deposits or has not yet opened for business, a deposit account may be established at another banking office on behalf of the Banking Office if designated as such. The Bank’s accounting system tracks and accounts for all depository accounts on a daily basis.

     Calendar Quarter Average: After a calendar quarter has expired, the Bank will calculate the calendar quarter average of deposits for accounts designated as gathered on behalf of the Banking Office by adding the sum of the daily general ledger balance for such deposits and then dividing this sum by the number of days in the calendar quarter.

     All determinations regarding whether the Deposit Goal has been met as of any date shall be made by the Corporation. Such determinations in this regard shall be final and conclusive for all purposes.

     (c) Mechanics of Conversion. Upon the occurrence of the dates specified in Section 5.30.4(b) above, the outstanding Series D Preferred Shares shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue to any holder certificates evidencing the Common Shares issuable upon such conversion unless certificates evidencing the Series D Preferred Shares are delivered either to the Corporation or any transfer agent designated by the Corporation. Conversion shall be deemed to have been effected on the date of the occurrence of the dates specified in Section 5.30.4(b) above, as the case may be, and such date is referred to herein as the “Conversion Date.” Subject to the provisions of Section 5.30.4(b) above, as promptly as practicable thereafter (and after surrender of the certificate or certificates representing the Series D Preferred Shares to the Corporation or any transfer agent designated by the Corporation), the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full Common Shares to which such holder is entitled as provided in Section 5.30.4(b) hereof. Subject to the provisions of Section 5.30.4(b), the person in whose name the certificate or certificates for Common Shares are to be issued shall be deemed to have become a holder of record of such Common Shares on the applicable Conversion Date.

     (d) Fractional Shares. No fractional Common Shares or scrip shall be issued upon conversion of Series D Preferred Shares. In lieu of any fractional Common Shares which would otherwise be issuable upon conversion of any Series D Preferred Shares, the number of full Common Shares issuable upon conversion thereof shall be increased to the next higher number of whole shares.

     (e) Rights After Conversion Date. From and after the Conversion Date (unless the Corporation defaults in issuing Common Shares in conversion for the outstanding Series D Preferred Shares on the Conversion Date), such Series D Preferred Shares shall be deemed not to be outstanding and all rights of the holders of such shares as Shareholders of the Corporation by reason of the ownership of such shares shall cease, except the right to receive Common Shares as provided in Section 5.30.4(b) herein on presentation and surrender of the respective certificates evidencing such Series D Preferred Shares. Upon presentation and surrender, on or after the Conversion Date, of any certificate evidencing Series D Preferred Shares (properly endorsed or assigned for transfer, if the Corporation shall so require), such shares shall be converted by the Corporation for Common Shares as provided in this Section 5.30.4.

     (f) Authorized, But Unissued Shares. Any Series D Preferred Shares that shall at any time have been converted into Common Shares pursuant to this Section 5.30.4 shall, after such conversion, become authorized but unissued (and undesignated) preferred shares of the Corporation, and the certificates evidencing such shares shall be canceled.

     (g) Reservation of Shares. The Corporation shall reserve at all times so long as any Series D Preferred Shares remain outstanding, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Shares, or both, solely for the purpose of effecting the conversion of the Series D Preferred Shares, sufficient Common Shares to provide for the conversion of all outstanding Series D Preferred Shares.

     (h) Fully Paid and Nonassessable Shares. All Common Shares or other securities which may be issued upon conversion of the Series D Preferred Shares will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which would cause a contrary result.

     5.30.5 Conversion Ratio Adjustments. The number of Common Shares into which the Series D Preferred Shares shall be converted pursuant to Section 5.30.4 (the “Conversion Ratios”) and the securities or other property deliverable upon conversion of the Series D Preferred Shares shall be subject to adjustment from time to time as follows:

     (a) Share Subdivisions or Split-Ups. If the number of Common Shares outstanding at any time after the date of issuance of the Series D Preferred Shares is increased by a subdivision or split-up of Common Shares, then immediately after the record date fixed for the determination of holders of Common Shares entitled to receive such subdivision or split-up, as the case may be, the Conversion Ratios shall be appropriately increased so that the holder of any Series D Preferred Shares thereafter converted shall be entitled to receive the number of Common Shares of the Corporation which the holder would have owned immediately following such action had such Series D Preferred Shares been converted immediately prior thereto.

     (b) Combinations of Shares. If the number of Common Shares outstanding at any time after the date of issuance of the Series D Preferred Shares is decreased by a combination of the outstanding Common Shares, then, immediately after the effective date of such combination, the Conversion Ratios applicable thereto shall be appropriately decreased so that the holder of any Series D Preferred Shares thereafter converted shall be entitled to receive the number of Common Shares of the Corporation which the holder would have owned immediately following such action had such Series D Preferred Shares been converted immediately prior thereto.

     (c) Reorganization, Reclassification, Merger, Sale of All Assets, etc. In case of any capital reorganization of the Corporation, or of any reclassification of the Common Shares, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other Person or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other Person, or in the case of any distribution of cash or other assets or of notes or other indebtedness of the Corporation or any other securities of the Corporation (except Common Shares) to the holders of its Common Shares, each Series D Preferred Share shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution, be convertible into the number of shares or other securities or property to which the Common Shares issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution) upon conversion of such Series D Preferred Shares would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution in place of (or in addition to, in the case of any such event after which Common Shares remain outstanding) the Common Shares into which such Series D Preferred Shares would otherwise have been convertible; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interest thereafter of the holders of Series D Preferred Shares shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares or other securities or property thereafter deliverable on the conversion of the Series D Preferred Shares.

     (d) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 5.30.5 shall be made to the nearest one hundredth (1/100th) of a Common Share, as the case may be. Any provision of this Section 5.30.5 to the contrary notwithstanding, no adjustment in the Conversion Ratios shall be made if the amount of such adjustment would be less than one hundredth of a Common Share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one hundredth of a Common Share or more.

     (e) Timing of Issuance of Additional Common Shares upon Certain Adjustments. In any case in which the provisions of this Section 5.30.5 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any Series D Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares or other property issuable or deliverable upon such conversion by reason of the adjustment required by such event over and above the Common Shares or other property issuable or deliverable upon such conversion before giving effect to such adjustment; provided, however, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

     (f) Statement Regarding Adjustments. Whenever the Conversion Ratios shall be adjusted as provided in this Section 5.30.5, the Corporation shall forthwith file, at the office of any transfer agent for the Series D Preferred Shares and at the principal office of the Corporation a statement showing in detail the facts requiring such adjustment and the Conversion Ratios that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be mailed, first class postage prepaid, to each holder of Series D Preferred Shares at its address appearing on the Corporation’s records.

     (g) Cost. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Common Shares of the Corporation or other securities or property upon conversion of any Series D Preferred Shares; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of Series D Preferred Shares in respect of which such shares are being issued.

     5.30.6 Voting. The holders of Series D Preferred Shares shall have no right or power to vote on any matter except as required by law. In any matter on which the holders of Series D Preferred Shares shall, as a matter of law, be entitled to vote, the holders shall be entitled to one vote for each Series D Preferred Share held.

     5.30.7 Liquidation Rights.

     (a) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Series D Preferred Shares then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to equity holders, an amount per share in cash equal to the Purchase Price before any payment or distribution shall be made on the Common Shares or on any other class of capital shares of the Corporation ranking junior to the Series D Preferred Shares upon liquidation. The Series D Preferred Shares shall rank at parity with all outstanding shares of any other series of preferred shares. The consolidation or merger of the Corporation, or a sale, exchange or transfer of all or substantially all of its assets as an entirety, shall not be regarded as a “dissolution, liquidation or winding up of the Corporation” within the meaning of this Section 5.30.7(a).

     (b) After the payment to the holders of Series D Preferred Shares of the full preferential amounts fixed hereby for Series D

Preferred Shares, the holders of Series D Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

     (c) If the assets of the Corporation available for distribution to the holders of Series D Preferred Shares upon dissolution, liquidation or winding up of the Corporation are insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 5.30.7(a), no distribution shall be made on account of any shares of a class or series of capital shares of the Corporation ranking on a parity with the Series D Preferred Shares, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Series D Preferred Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     5.30.8 Reports to Holders of Series D Preferred Shares. For so long as there shall remain outstanding any Series D Preferred Shares, the Corporation shall furnish to each holder of record of Series D Preferred Shares (i) all reports or other correspondence sent by the Corporation to holders of record of the Common Shares of the Corporation, and (ii) a quarterly report setting forth the average monthly deposits on behalf of the Banking Office.

     5.30.9 Certain Covenants. So long as any Series D Preferred Shares are outstanding, without the prior written consent of the holders of a majority of the outstanding Series D Preferred Shares, the Corporation shall not amend, alter or repeal any provisions of this resolution establishing Series D Convertible Preferred Shares, or otherwise amend, alter or repeal any provision of the Articles of Incorporation of the Corporation so as to affect adversely the preferences, rights, powers or privileges of the Series D Preferred Shares.

     5.30.10 Certain Events. If any event occurs of the type contemplated but not expressly provided for by the provisions of Section 5.30.4 or Section 5.30.5 herein, then the Corporation’s Board of Directors will make an appropriate adjustment in the Conversion Ratios for the Series D Preferred Shares to protect the rights of the holders thereof.

     5.30.11 Exclusion of Other Rights. Unless otherwise required by law, the Series D Preferred Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

     5.31 By resolution adopted on March 1, 2001, the Board of Directors of Irwin Financial Corporation (the “Corporation”), has established and designated a series of Preferred shares to be called the Junior Participating Series A Preferred Stock, to consist of 400,000 shares having the following terms:

     5.31.1 Designation and Amount. There shall be a series of Preferred Stock of the Corporation which shall be designated as “Junior Participating Series A Preferred Stock” without par value (hereinafter called “Junior Preferred Stock”), and the number of shares constituting such series shall be 400,000. Such number of shares may be increased or decreased by resolution of the Board of Directors and by the filing of an amendment to the Restated Articles of Incorporation pursuant to the provisions of the Indiana Business Corporation Law stating that such increase or reduction has been so authorized; provided, however, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     5.31.2 Dividends and Distributions.

     (a) The holders of shares of Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash to holders of record on the first business day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, one hundred times the aggregate per share amount of all cash dividends, and one hundred times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock (hereinafter defined) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, no par value per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of

Junior Preferred Stock. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) The Corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (a) above at the time it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

     (c) No dividend or distribution (other than a dividend payable in shares of Common Stock) shall be paid or payable to the holders of shares of Common Stock unless, at the same time as such payment is made with respect to the Common Stock or prior thereto, all accrued but unpaid dividends to the date of such dividend or distribution shall have been paid to the holders of shares of Junior Preferred Stock.

     (d) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Junior Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     5.31.3 Voting Rights. Each share of Junior Preferred Stock shall entitle the holder thereof to one hundred votes on all matters submitted to a vote of the shareholders of the Corporation. Except as otherwise provided herein or by law, the holders of shares of Junior Preferred Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     5.31.4 Certain Restrictions.

          (a) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 5.31.2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

                         (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

                         (iv) purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section, purchase or otherwise acquire such shares at such time and in such manner.

     5.31.5 Liquidation, Dissolution or Winding Up.

          (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of Junior Participating Series A Preferred Stock shall have received for each whole share the greater of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) one hundred times the aggregate per share amount received by holders of Common Stock (the “Series A Liquidation Preference”).

          (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Junior Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

     5.31.6 Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case the shares of Junior Preferred Stock shall at the same time be similarly exchanged or converted in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one hundred times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or conversion of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     5.31.7 Redemption. The shares of a Junior Preferred Stock shall not be redeemable by the Corporation. The preceding sentence shall not limit the ability of the Corporation to purchase or otherwise deal in such shares of stock to the extent permitted by law.

     5.31.8 Fractional Shares. Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Junior Preferred Stock.

     5.4 Voting Rights.

     5.41 Voting Rights.

     5.41.1 Common Shares. Every holder of the Common Shares of the Corporation shall have the right at every Shareholders’ meeting, to one vote for each Common Share standing in his or her name on the books of the Corporation.

     5.41.2 Preferred Shares. Holders of Preferred Shares shall have no right to vote upon any question except as shall be affirmatively provided in the Act, or in the remaining sections of this article.

     5.42 No Greater Requirements. Nothing in these Articles shall be deemed to require any greater portion of the Shares to concur in any action taken by the Shareholders than is required by law.

     5.43 Record Date. The By-Laws may provide for a record date for determining Shareholders entitled to receive payment of any dividend or for determining Shareholders for any other purpose.

     5.44 Mergers and Consolidations. Any class of Shares of this Corporation shall be entitled to vote as a class if the agreement of merger or consolidation contains any provision which, if contained in a proposed amendment to the Articles of Incorporation of the Corporation, would entitle such class of Shares to vote as a class.

     5.45 Voting on Special Corporate Transactions. In voting on adoption of any proposal for a special corporate transaction or for dissolution of the Corporation, all Shares shall vote as a single class and no Shares shall be entitled to vote as a separate class.

     5.46 Mergers With Subsidiaries. Nothing herein contained shall limit the power of the Corporation or prescribe the procedures to be followed in any merger or consolidation of any subsidiary of this Corporation, ninety-five percent (95%) (or such lesser percentage as may hereafter be prescribed by law) or more of the outstanding Shares of which subsidiary are owned by this Corporation and any such merger or consolidation of any such subsidiary may be accomplished by the Board of Directors of this Corporation in the manner prescribed by law.

     5.47 Class Voting. If the holders of any class of Shares are entitled to vote as a class, the proposal shall be adopted upon receiving the affirmative vote of the holders of at least a majority (or such greater proportion as these Articles of Incorporation may require) of the Shares of each class of Shares entitled to vote thereon as a class and of the total Shares entitled to vote thereon.

Article VI
Requirements Prior To Doing Business

     The stated capital of the Corporation is at least $1000.00.

Article VII
Director(s)

     7.01 Number of Directors. The Board of Directors is composed of sixteen (16) members. The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be sixteen.

     7.02 Section Qualifications of Directors. No qualifications are prescribed by these Articles.

Article VIII
Incorporator(s)

     The name(s) and post office address(es) of the President and Executive Vice President, Secretary of the Corporation are:

	Number and Street or
Name	Building	City	State	Zip Code
Paul N. Dinkins (President)	500 Washington Street	Columbus	Indiana	47201
John A. Nash (Executive Vice President, Secretary)	500 Washington Street	Columbus	Indiana	47201

Article IX
Provisions for Regulation of Business and Conduct of Affairs of Corporation

     9.01 Code of By-Laws. The Board of Directors of the Corporation shall have power, without the assent of the Shareholders, to make, alter, amend or repeal the Code of By-Laws of the Corporation, but the affirmative vote of a majority of the members of the Board of Directors for the time being shall be necessary to make such Code or to effect any alteration, amendment or repeal thereof. All provisions for the regulation of business and management of the affairs of the Corporation shall be stated in the By-Laws.

     9.02 Meetings of Shareholders. Meetings of the Shareholders of the Corporation shall be held at such place within or without the State of Indiana as may be specified in the respective notices or waivers of notice thereof or as specified in the By-Laws.

     9.03 Meetings of Directors. Meetings of the Board of Directors and committees thereof of the Corporation shall be held at such place within or without the State of Indiana as may be specified in the respective notices or waivers of notice thereof or as specified in the By-Laws. The By-Laws shall prescribe the manner in which notice of such meetings may be given and the time before such meeting in which such notice shall be given, unless waived.

     9.04 Interest of Directors in Contracts. Any contract or other transaction between the Corporation and any corporation in which this Corporation owns all or a part of the capital stock shall be valid and binding notwithstanding the fact that the officers and/or directors executing the contract on behalf of this Corporation are the same or a majority of them are the same or the participating directors or officers are the same. With the exception provided above, any contract or other transaction between the Corporation and any one or more of its directors or between the Corporation and any firm of which one or more of its directors are members or employees or in which they are interested or between the Corporation and any corporation or association in which one or more of its directors are stockholders, members, directors, officers or employees or in which they are interested, shall be valid for all purposes notwithstanding the presence of such director or directors at the meeting of the Board of Directors which acts upon or in reference to such contract or transaction and notwithstanding his or their participation in such action if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of the majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present but not to be counted in calculating the majority of such quorum necessary to carry such vote. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

     9.05 Indemnification. The Board of Directors is authorized to adopt and amend, as it shall determine in its discretion from time to time, By-Law provisions, resolutions or contracts providing for the indemnification of any director, officer, employee or agent of the Corporation to the full extent permitted by the Indiana Business Corporation Law or other applicable law.

     9.06 Partnerships. The Board of Directors shall have the power to authorize the Corporation to enter into partnerships or any other lawful arrangement for the sharing of profits, union of interest, reciprocal association, cooperative association, partnership, joint venture or syndicate with any corporation, association, partnership, individual, firm or other legal entity for the purpose of carrying on any lawful business.

     9.07 Committees. The By-Laws may provide for an executive committee and other committees, which shall have the fullest authority to act for the Board of Directors permitted under the laws of Indiana.

     9.08 Removal of Directors. The Shareholders shall have no power to remove directors during their terms of office. Any director may be removed for specific cause found and determined by a vote of not less than two-thirds (2/3) of the entire Board of Directors at any time.

     9.09 Term of Directors. When the Board of Directors consists of nine (9) or more directors, the By-Laws may specify that the directors shall be apportioned into two or more classes whose terms of office shall expire at different times, but no term shall continue longer than three (3) years.

     9.10 Amendment of Articles of Incorporation. The Corporation reserves the right to alter, amend and repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by the provisions of the Act or any other pertinent enactment of the General Assembly of the State of Indiana and all rights and powers conferred hereby on Shareholders, directors and officers of the Corporation are subject to such reserved right.

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